For Immediate Release

Great Plains Energy, Aquila, and Black Hills Corporation

Announce Two Strategic Transactions

Great Plains Energy to Acquire Aquila’s Missouri Properties for Cash and Stock,

Forging Strong Regional Electric Utility

Black Hills Corporation to Acquire Aquila’s Utility Properties in Colorado, Kansas, Nebraska and Iowa, Broadening Its Regional Presence and Retail Utility Base

Kansas City, Mo. and Rapid City, S. Dak.—February 7, 2007—Great Plains Energy Incorporated (NYSE: GXP) and Aquila, Inc. (NYSE: ILA), both of Kansas City, Missouri, and Black Hills Corporation (NYSE: BKH), of Rapid City, South Dakota, today announced that they have entered into definitive agreements for two separate transactions, under which:

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Great Plains Energy, the parent of Kansas City Power & Light (KCP&L), will acquire all the outstanding shares of Aquila and its Missouri-based electric utility assets for $1.80 in cash plus 0.0856 of a share of Great Plains Energy common stock for each share of Aquila common stock in a transaction valued at approximately $1.7 billion, or $4.54 per share, based on Great Plains Energy’s closing stock price on February 6, 2007. In addition, Great Plains Energy will assume approximately $1 billion of Aquila’s net debt. The combination will form a strong regional utility well-positioned to meet the growing energy needs of the greater Kansas City area.

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Immediately prior to Great Plains Energy’s acquisition of Aquila, Black Hills will acquire from Aquila its electric utility in Colorado and its gas utilities in Colorado, Kansas, Nebraska and Iowa along with the associated liabilities for a total of $940 million in cash, subject to closing adjustments, significantly broadening Black Hills’ regional presence and retail utility base.

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Following closing, Great Plains Energy will be the parent of Aquila, which will continue to own its Missouri-based utilities and its Merchant Services operations, primarily consisting of the 340-megawatt Crossroads power generating facility and residual natural gas contracts. The proceeds from the asset sale to Black Hills will be used to fund the cash portion of the consideration to Aquila shareholders and to reduce existing Aquila debt.

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•	Upon consummation of the transactions, Aquila shareholders will own approximately 27 percent of Great Plains Energy common stock, which currently is paying an annual dividend of $1.66 per share.

When completed, the two transactions will increase the size and scope of Great Plains Energy’s and Black Hills’ operations, and enhance their ability to serve customers and communities and to build value for their respective shareholders. After the transactions close, Great Plains Energy will have revenues of over $3 billion and approximately 800,000 customers. The combined Black Hills/Aquila regulated utility and other operations will have a total of more than 750,000 retail and wholesale customers in 12 states.

Great Plains Energy expects to retain most of the employees working for the Aquila operations it is acquiring. This includes all unionized personnel, whose employment status will not be affected by the transaction. In forming a strong regional utility, however, Great Plains Energy does expect some position reductions, primarily where support service functions overlap. Black Hills expects to retain all of the employees working for the Aquila operations it is acquiring. There will be no change to Great Plains Energy’s or Black Hills’ respective senior management teams or Boards of Directors as a result of the two transactions. Great Plains Energy’s CEO will lead the combined Great Plains Energy/Aquila operations and Black Hills’ CEO will lead the combined Black Hills/Aquila operations.

The Great Plains Energy/Aquila Transaction

Under the terms of the Great Plains Energy/Aquila transaction, which was approved by the Boards of Directors of both companies, Great Plains Energy will acquire Aquila and its Missouri-based utilities, Missouri Public Service Company and St. Joseph Light & Power, expanding Great Plains Energy’s utility service territory around the Kansas City metro area. The Aquila transaction will add about 300,000 electric utility customers to the existing base of about 500,000 customers. The combined generating capacity will consist of approximately 5,800 megawatts.

“For Great Plains Energy, this transaction will forge an exceptionally strong regional electric utility committed to improving the total living environment for customers and communities by providing low-cost, reliable, clean energy,” said Michael J. Chesser, Chairman and Chief Executive Officer of Great Plains Energy. “Combining Aquila’s many strengths with our own will result in superior customer service, enhanced reliability, and an even greater investment in environmental stewardship and energy efficiency. Moreover, our complementary service territories and generation portfolios provide the opportunity to realize significant synergies.”

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Said Richard C. Green, Chairman, President and Chief Executive Officer of Aquila, “We have made tremendous progress since 2002 executing our repositioning strategies. Having improved our financial condition significantly, we believe this transaction provides the best overall, long-term value for Aquila shareholders by accelerating their return on investment. Following the combination, our utilities will have access to lower-cost capital to fund investments to meet customer growth projections, environmental upgrades and improvements to utility infrastructure. In addition, Aquila investors will receive a significant ownership stake in Great Plains Energy and resulting dividends. We look forward to working closely with Mike Chesser and members of the Great Plains Energy team to get the necessary approvals as quickly as possible.”

Chesser said, “Great Plains Energy’s highly collaborative corporate culture, combined with the strong regulatory and community relationships we have built, will help facilitate the timely completion of these transactions and, following completion, a smooth and seamless integration process. For now, all customers of Aquila will continue receiving customer service and billing information directly from Aquila. We, Aquila and Black Hills are committed to keeping our respective constituents—customers, community leaders, business partners and employees—fully informed of our progress in getting these important and exciting transactions completed.”

Great Plains Energy expects the transaction to deliver financial and operational benefits in several areas. Total pre-tax synergies are estimated to reach about $500 million over a five-year period, with costs to achieve, including transaction costs, of approximately $185 million.

Operational synergies over the same five-year period are expected to total about $310 million. These synergies are expected to result from:

•	Improved operational and scale efficiencies enabled by adjacent service areas;
•	Reduction in overlapping positions and overhead expenses;
•	Capturing the benefits of more efficient procurement;
•	Integrating and enhancing information technology; and
•	Investments in infrastructure and energy efficiency.

Following the transaction, Aquila's credit rating is anticipated to be investment grade. The improved credit rating is expected to lower interest costs on a substantial portion of existing high interest rate debt through rate step-down provisions while also lowering rates on new debt planned to help fund ongoing capital investments. Aquila interest rate savings are estimated to be about $190 million over five years following the closing of the transactions.

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The transaction is expected to be modestly dilutive to Great Plains Energy earnings in 2008 with EPS accretion beginning in 2009.

Great Plains expects to fully utilize Aquila’s substantial net operating loss tax benefits over the next several years following transaction close.

The Black Hills/Aquila Transaction

Under the terms of the Black Hills/Aquila asset purchase/sale agreement, which was approved by the Board of Directors of both companies, Black Hills will acquire one regulated electric utility owned by Aquila in Colorado (where Black Hills currently has various independent power generation, oil and gas, and other non-regulated operations) and Aquila’s regulated gas utilities in Colorado, Kansas, Nebraska and Iowa.

The Black Hills transaction will add a total of about 616,000 new utility customers (93,000 electric customers and 523,000 gas customers) to the 137,000 utility customers (104,000 electric customers and 33,000 gas customers) Black Hills currently serves. Other assets included in the Black Hills transaction include a customer service center and centralized natural gas operation in Nebraska.

David R. Emery, Chairman, President, and Chief Executive Officer of Black Hills, said: “Our acquisition of these utility properties and related assets has great industrial logic for Black Hills strategically, operationally and financially. It will significantly enhance our existing footprint in Colorado, enabling us to serve retail utility customers and communities in that state and to do so on an efficient basis. It will also give us, for the first time, a significant presence in the three neighboring states of Kansas, Nebraska and Iowa, where retail utility customers will also benefit from our commitment to superior customer service, reliability and efficiency.

“Black Hills’ shareholders should benefit from the transaction as we build a solid foundation for future growth in earnings per share and increased shareholder value. We expect the transaction to provide positive cash flow immediately. We also expect that, after some earnings dilution in the first post-completion year related to transition costs, the transaction will be earnings accretive beginning in the second full post-completion year. Black Hills employees, including those who will be joining us from Aquila, will have additional opportunities for personal and professional growth as we combine our respective, highly complementary utility and other operations. In short, we believe this transaction will produce significant long-term benefits for everyone concerned—investors, customers, communities and employees,” Emery said.

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Black Hills’ has entered into a binding agreement with a group of lenders including ABN Amro Bank as administrative agent for a committed acquisition credit facility to finance the Black Hills/Aquila transaction. Reflecting its prudent and conservative financial philosophy, Black Hills expects the permanent financing that will replace this bridge facility to be a combination of new equity, mandatory convertible securities, unsecured debt at the holding company level and internally generated cash resources. The contemplated permanent financing is expected to be deemed investment grade by credit rating agencies. Some portion of the transaction financing may be obtained through a public offering or private placement prior to closing.

Process and Next Steps

Great Plains Energy’s acquisition of Aquila is subject to the approval of both Great Plains Energy and Aquila shareholders; regulatory approvals from the Missouri Public Service Commission, the Kansas Corporation Commission, and the Federal Energy Regulatory Commission; Hart-Scott-Rodino antitrust review; as well as other customary conditions.

Black Hills’ purchase of the Aquila assets is subject to regulatory approvals from the Missouri Public Service Commission, the Kansas Corporation Commission, the Colorado Public Utilities Commission, the Nebraska Public Service Commission, the Iowa Utilities Board, and the Federal Energy Regulatory Commission; Hart-Scott-Rodino antitrust review; as well as other customary conditions.

In addition, each of the two transactions is conditioned on the completion of the other transaction. Both are expected to close in about a year.

Advisors

Credit Suisse Securities (USA), LLC and Sagent Advisors, Inc. served as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisor to Great Plains Energy with regard to the Great Plains Energy/Aquila transaction. Credit Suisse Securities (USA), LLC also served as financial advisor and Morgan Lewis & Bockius LLP served as legal advisor to Black Hills Corporation with regard to the Black Hills/Aquila transaction. The Blackstone Group L.P. and Lehman Brothers, Inc. served as financial advisors to Aquila management and Evercore Group, Inc. served as financial advisor to the Aquila Board of Directors. Fried, Frank, Harris, Shriver & Jacobson LLP served as legal advisor to Aquila with regard to both transactions.

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Analyst Conference Call/Webcast

Great Plains Energy, Aquila and Black Hills will host a financial community conference call on Wednesday, February 7, 2007 at 9:30 a.m. Eastern Time/8:30 a.m. Central Time to discuss the Great Plains Energy/Aquila and the Black Hills Corporation/Aquila transactions. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay of the webcast, please refer to the Investor Relations sections at www.greatplainsenergy.com, www.aquila.com or www.blackhillscorp.com.

Black Hills also will host a financial community conference call to discuss the Black Hills/Aquila transaction in greater detail on Thursday, February 8, 2007 at 10:00 a.m. Eastern Time/9:00 a.m. Central Time/8:00 a.m. Mountain Time. The dial-in number for the Black Hills call is 1-866-206-5917. For complete instructions on how to actively participate in the Black Hills conference call, or to listen to the live audio webcast or a replay of the webcast, please visit the Investor Relations section at www.blackhillscorp.com.

Press Conference

Following the Analyst Conference Call/Webcast, the CEOs of Great Plains Energy, Aquila, and Black Hills will host a joint press conference at 11:00 a.m. Eastern Time/10:00 a.m. Central Time. The press conference will take place at Great Plains Energy’s headquarters in the board room on the 21st floor at 1201 Walnut Street, Kansas City, Mo. The dial-in number for those unable to attend in person is 1-888-688-7428; passcode is 5291776#. The press conference will not be webcast.

About Great Plains Energy

Great Plains Energy, headquartered in Kansas City, Mo., is the holding company for KCP&L, a leading regulated provider of electricity in the Midwest, and Strategic Energy, LLC, a competitive electricity supplier. The company's website is www.greatplainsenergy.com.

About Aquila

Based in Kansas City, Mo., Aquila owns electric power generation and operates electric and natural gas transmission and distribution networks serving nearly 1 million customers in Colorado, Iowa, Kansas, Missouri and Nebraska. More information on Aquila is available at www.aquila.com.

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About Black Hills Corporation

Black Hills is a diversified energy company. Its retail businesses are Black Hills Power, an electric utility serving western South Dakota, northeastern Wyoming and southeastern Montana; and Cheyenne Light, Fuel & Power, an electric and gas distribution utility serving the Cheyenne, Wyoming vicinity. Black Hills Energy, the wholesale energy business unit, generates electricity, produces natural gas, oil and coal, and markets energy. The company’s website is www.blackhillscorp.com.

Great Plains Energy Contacts:

Investors:	Todd Allen, manager of investor relations, 816-556-2083, todd.allen@kcpl.com;
Media:	Matt Tidwell, director of corporate communications, 816-556-2069, matt.tidwell@kcpl.com

Black Hills Corporation Contacts:

Investors:	Dale Jahr, director of investor relations, 605-721-2326, djahr@bh-corp.com
Media:	Roy Winnick, Kekst and Company for Black Hills, 212-521-4842, roy-winnick@kekst.com

Aquila Contacts:

Investors:	Neala Hackett, director investor relations, 816-467-3562, neala.hackett@aquila.com;
Media:	Al Butkus, vice president media relations, 816-467-3616, al.butkus@aquila.com

Information Concerning Forward-Looking Statements

Statements made in this document that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy, Aquila and Black Hills Corporation are providing a number of important factors, risks and uncertainties that could cause actual results to differ materially for the provided forward-looking information. These include: obtaining shareholder approvals required for the transactions; the timing of, and the conditions imposed by, regulatory approvals required for the transactions; satisfying the conditions to the closing of the transactions; Great Plains Energy and Black Hills Corporation successfully integrating the acquired Aquila businesses into their respective operations, avoiding problems which may result in either company not operating as effectively and efficiently as expected; the timing and amount of cost-cutting synergies; unexpected costs or unexpected liabilities, or the effects of purchase accounting may be different from the companies’ expectations; the actual resulting credit ratings of the companies or their respective subsidiaries; the effects on the businesses of the companies resulting from uncertainty surrounding the transactions; the effect of future regulatory or legislative actions on the companies; and other economic, business, and/or competitive factors. Additional factors that may affect the future results of Great Plains Energy, Aquila and Black Hills Corporation are set forth in their most recent quarterly report on Form 10-Q or annual report on Form 10-K with the Securities and Exchange Commission ("SEC"), which are available at www.greatplainsenergy.com, www.aquila.com and www.blackhillscorp.com, respectively. Great Plains Energy, Black Hills Corporation and Aquila undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Additional Information and Where to Find It

In connection with the acquisition of Aquila by Great Plains Energy, Great Plains Energy intends to file with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials. The final joint proxy statement/prospectus will be mailed to the stockholders of Great Plains Energy and Aquila. INVESTORS AND SECURITY HOLDERS OF GREAT PLAINS ENERGY AND AQUILA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, AQUILA AND THE ACQUISITION. The registration statement and joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Great Plains Energy or Aquila with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by Great Plains Energy by directing a request to: Great Plains Energy, 1201 Walnut, Kansas City, MO, 64106, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Aquila by contacting Aquila, 20 West Ninth Street, Kansas City, MO, 64105, Attn: Investor Relations.

Participants in Proxy Solicitation

Great Plains Energy, Aquila and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. Information about the executive officers and directors of Great Plains Energy and their ownership of Great Plains Energy common stock is set forth in Great Plains Energy’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 8, 2006, and the proxy statement for Great Plains Energy’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 20, 2006. Information regarding Aquila’s directors and executive officers and their ownership of Aquila common stock is set forth in Aquila’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 7, 2006, and the proxy statement for Aquila’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Great Plains Energy, Aquila and their respective executive officers and directors in the proposed transaction by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

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